                                   Power of Attorney

        The undersigned, Marc Chayette, a director of Alesco Financial Inc. ("Alesco"), hereby authorizes and designates Daniel Munley, the Secretary of Alesco, as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to sign and file the Form ID Application Acknowledgement with respect to the undersigned's application for an EDGAR access code, and any and all Forms 3, 4 and 5 required to be signed and filed by the undersigned pursuant to the Securities Exchange Act of 1934, until such time as the undersigned may revoke such attorney-in-fact and agency.

        Dated this 18th day of October, 2006.

                                                        /s/ Marc Chayette
                                                        _________________
                                                        Marc Chayette